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                                  EXHIBIT 11

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per Share Data)





                                                                           Three-Months Ended                 Six-Months Ended
                                                                               January 31,                        January 31,
                                                                           1995          1994                1995            1994
                                                                         --------      --------            --------        --------
                                                                       (Unaudited)
EARNINGS

          Income before cumulative effect of change
            in accounting for income taxes . . . . . . . . . . . .         $480          $168                $997             $635
          Cumulative effect to August 1, 1993, of change
            in accounting for income taxes . . . . . . . . . . . .          ---           ---                 ---              603
                                                                           ----          ----                ----           ------
          Net income . . . . . . . . . . . . . . . . . . . . . . .         $480          $168                $997           $1,238
                                                                           ====          ====                ====           ======
- ----------------------------------------------------------------------------------------------------------------------------------

SHARES

          Weighted average number of common shares outstanding
            during the year  . . . . . . . . . . . . . . . . . . .        6,015         6,115               6,010            6,309

          Add: shares of common stock equivalents  . . . . . . . .           86            24                  70               21
                                                                          -----         -----               -----            -----
          Weighted average number of common shares used in
            primary earnings per share calculation . . . . . . . .        6,101         6,139               6,080            6,330

          Add: incremental shares of common stock equivalents  . .           36             3                  29               10
                                                                          -----         -----               -----            -----
          Weighted average number of common shares used in fully
            diluted earnings per share calculation . . . . . . . .        6,137         6,142               6,109            6,340
                                                                          =====         =====               =====            =====
- ----------------------------------------------------------------------------------------------------------------------------------

PRIMARY EARNINGS PER SHARE

          Income before cumulative effect of change
            in accounting for income taxes . . . . . . . . . . . .        $0.08         $0.03               $0.16            $0.10
          Cumulative effect to August 1, 1993, of change
            in accounting for income taxes . . . . . . . . . . . .          ---          0.00                 ---             0.10
                                                                          -----         -----               -----            -----
          Net income . . . . . . . . . . . . . . . . . . . . . . .        $0.08         $0.03               $0.16            $0.20
                                                                          =====         =====               =====            =====
- ----------------------------------------------------------------------------------------------------------------------------------

FULLY DILUTED EARINGS PER SHARE

          Income before cumulative effect of change
            in accounting for income taxes . . . . . . . . . . . .        $0.08         $0.03               $0.16            $0.10
          Cumulative effect to August 1, 1993, of change
            in accounting for income taxes . . . . . . . . . . . .          ---          0.00                 ---             0.10
                                                                          -----         -----               -----            -----
          Net income . . . . . . . . . . . . . . . . . . . . . . .        $0.08         $0.03               $0.16            $0.20
                                                                          =====         =====               =====            =====
- ----------------------------------------------------------------------------------------------------------------------------------



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